                                                              EXHIBIT 10(iii)(c)

                               EXXON CORPORATION

                RESTRICTED STOCK PLAN FOR NONEMPLOYEE DIRECTORS

                     (As amended through October 26, 1994)

  I. Purpose. The purpose of the Restricted Stock Plan of Nonemployee Directors is to provide ownership of the Corporation's common stock to nonemployee members of the Board of Directors in order to improve the Corporation's ability to attract and retain highly qualified individuals to serve as directors of the Corporation; to provide competitive remuneration for Board service; to enhance the breadth of nonemployee director remuneration; and to strengthen the commonality of interest between directors and shareholders.

  II. Effective Date. The effective date of the Plan shall be January 1, 1989, contingent upon shareholder approval. The Plan shall be submitted to the shareholders of the Corporation for their approval at the annual meeting of shareholders to be held in 1989.

  III. Definitions. In this Plan, the following definitions apply:

    (1)  "Award" means a restricted stock award granted under this Plan.

    (2)  "Board" means Board of Directors of the Corporation.

    (3)  "Common Stock" means Corporation common stock without par value.

    (4)  "Corporation" means Exxon Corporation, a New Jersey corporation.

    (5) "Disability" means a medically determinable physical or mental impairment which renders a participant substantially unable to function as a director of the Corporation.

    (6) "Nonemployee Director" means any member of the Corporation's Board of Directors who is not also an employee of the Corporation or of any affiliate of the Corporation.

    (7) "Participant" means each nonemployee director to whom a restricted stock award is granted under the Plan.

    (8) "Plan" means this Exxon Corporation Restricted Stock Plan for Nonemployee Directors.

    (9) "Restricted Period" means the period of time from the date of grant of an award until the restrictions lapse.

    (10) "Restricted Stock" means any share of common stock granted under the Plan while subject to restrictions.

    (11) "Share" means a share of common stock of the Corporation issued and reacquired by the Corporation or previously authorized but unissued.

  IV. Administration. The Board shall administer the Plan. The Chairman of the Board shall have responsibility to conclusively interpret the provisions of the Plan and decide all questions of fact arising in its application.
Determinations made with respect to any individual participant shall be made without participation by that director.

  This Plan and all action taken under it shall be governed, as to construction and administration, by the law of the State of New York.

  During the restricted period shares of common stock granted under the Plan are not subject in whole or in part, to attachment, execution, or levy of any kind.

  V. Eligibility and Awards. Each nonemployee director on the effective date of the Plan shall be granted an award of one thousand five hundred (1,500) shares of restricted stock. Each person who becomes a nonemployee director for the first time after the effective date of the Plan shall be granted an award of one thousand five hundred (1,500) shares of restricted stock, effective as of the date such person becomes a nonemployee director.

  Commencing with 1990, each incumbent nonemployee director shall be granted an award as of the beginning of each year of two hundred (200) shares of restricted stock.

  Each award shall be evidenced by a written agreement executed by or on behalf of the Corporation and the participant.

  The Board may at any time discontinue granting awards under the Plan.

  VI. Restricted Period. The Restricted Period shall commence on the date an award is granted and shall expire upon the earlier to occur of the participant's termination of service on the Board after reaching the age, as determined by the Board, at which the participant is no longer eligible to stand for election, or by reason of disability or death.

  VII. Terms and Conditions of Restricted Stock. A stock certificate representing the number of shares of restricted stock granted shall be registered in the participant's name but shall be held in custody by the Corporation for the participant's account. Each restricted stock certificate shall bear a legend giving notice of the restrictions. Each participant must also endorse in blank and return to the Corporation a stock power for each restricted stock certificate.

  During the restricted period the participant shall not be entitled to delivery of the certificate and cannot sell, transfer, assign, pledge, or otherwise encumber or dispose of the restricted stock. Otherwise during the restricted period the participant shall have all rights and privileges of a shareholder with respect to the restricted stock, including the rights to vote the shares and to receive dividends paid (other than in stock). If the participant has remained a member of the Board for the entire restricted period, restrictions shall lapse at the end of the restricted period. If the participant ceases to be a member of the Board prior to the expiration of the restricted period, all of the shares of restricted stock shall be forfeited and all right, title, and interest of the participant to such shares shall terminate without further obligation on the part of the Corporation.

  At the expiration of the restricted period, a stock certificate free of all restrictions for the number of shares of restricted stock registered in the name of a participant shall be delivered to that participant or that participant's estate.

  VIII. Regulatory Compliance and Listing. The issuance or delivery of any shares of restricted stock may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange, or any requirements under any other law or regulation applicable to the issuance or delivery of such shares. The Corporation shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

  IX. Adjustments. Whenever a stock split, stock dividend, or other relevant change in capitalization occurs:

  the number of shares specified to be granted under this Plan upon first entitlement and annually thereafter shall be appropriately adjusted, and any new, additional, or different shares or securities issued with respect to restricted stock previously awarded under the Plan will be delivered to and held by the Corporation for the participant's account and will be deemed included within the term restricted stock.

  X. Amendment of the Plan. Upon recommendation of the Chairman, the Board can from time to time amend this Plan or any provision thereof prospectively or retroactively except that as established in Section V:

  the eligibility for awards cannot be changed,

  the number of shares that may be granted cannot be increased,

  the timing of each award cannot be materially modified, and the Plan provisions relating to the number of shares granted, the price to be paid, if any, and the timing of awards may not in any event be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.